                                                  EX-99.B(a)tgtartamend2

                          ARTICLES OF AMENDMENT
                                   TO
                        ARTICLES OF INCORPORATION
                                   OF
                         W&R TARGET FUNDS, INC.

    W&R Target Funds, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Maryland,
having its principal office in the State of Maryland in Baltimore,
Maryland (hereinafter referred to as the "Corporation"), DOES HEREBY
CERTIFY:

    FIRST:  That the Board of Directors of the Corporation, at a
meeting held on November 15, 2000, adopted resolutions authorizing the reallocation of shares of the capital stock of the Corporation.

    SECOND:  That there are no changes in the preferences,
conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the Corporation's capital stock, as set forth in the Corporation's
Articles of Incorporation.

    THIRD:  Pursuant to the authority vested in the Board of
Directors of the Corporation by Article FIFTH of the Articles of
Incorporation of the Corporation, the Board of Directors has heretofore duly designated, in accordance with Maryland General Corporation Law, the aggregate number of shares of capital stock which the Corporation is authorized to issue at One Billion (1,000,000,000) shares of capital stock, (par value $0.001 per share), amounting in the aggregate to a par value of One Million Dollars ($1,000,000.00). Such shares have heretofore been classified by the Board of Directors among the series of the
Corporation as follows:

         30,000,000 shares   Asset Strategy Portfolio
         40,000,000 shares   Balanced Portfolio
         100,000,000 shares  Bond Portfolio
         150,000,000 shares  Core Equity Portfolio
         200,000,000 shares  Growth Portfolio
         100,000,000 shares  High Income Portfolio
         80,000,000 shares   International Portfolio
         30,000,000 shares   Limited-Term Bond Portfolio
         120,000,000 shares  Money Market Portfolio
         70,000,000 shares   Science and Technology Portfolio
         80,000,000 shares   Small Cap Portfolio

    FOURTH:  Pursuant to the authority vested in the Board of
Directors of the Corporation by Article FIFTH of the Articles of
Incorporation of the Corporation, the Board of Directors, in accordance with Maryland General Corporation Law, now duly redesignates and reclassifies the capital stock of the Corporation among the series of the
Corporation as follows:

         20,000,000 shares   Asset Strategy Portfolio
         60,000,000 shares   Balanced Portfolio
         60,000,000 shares   Bond Portfolio
         170,000,000 shares  Core Equity Portfolio
         240,000,000 shares  Growth Portfolio
         70,000,000 shares   High Income Portfolio
         70,000,000 shares   International Portfolio
         20,000,000 shares   Limited-Term Bond Portfolio
         160,000,000 shares  Money Market Portfolio
         50,000,000 shares   Science and Technology Portfolio
         80,000,000 shares   Small Cap Portfolio

    The aggregate number of shares of stock of the Corporation remains at
One Billion (1,000,000,000) shares of capital stock, the par value remains
$0.001 per share, and the aggregate value of all authorized stock remains
One Million Dollars ($1,000,000.00).

    FIFTH:  The Corporation is registered with the Securities and
Exchange Commission as an open-end investment company under the Investment
Company Act of 1940, as amended.

    IN WITNESS WHEREOF, the undersigned Vice President of the
Corporation hereby executes these Articles of Amendment on behalf of the
Corporation this 15th day of November, 2000.

                        W&R Target Funds, Inc.

                        /s/Kristen A. Richards
                        -----------------------------------
                        Kristen A. Richards, Vice President

(Corporate Seal)

Attest:  /s/Daniel C. Schulte
         ---------------------------------
    Daniel C. Schulte, Assistant Secretary

    The undersigned, Vice President of W&R Target Funds, Inc. who executed on behalf of said Corporation the foregoing Articles of
Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of
Amendment to be the act of said Corporation and further certifies that, to the best of her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                        By:  /s/Kristen A. Richards
                             ------------------------------------
                             Kristen A. Richards, Vice President